Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2016 Results

Chicago - May 4, 2016 - Equity Commonwealth (NYSE: EQC) today reported its financial results for the quarter ended March 31, 2016. All per share results are reported on a diluted basis.

Financial results for the quarter ended March 31, 2016
Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2016, were $38.8 million, or $0.30 per share. This compares to FFO for the quarter ended March 31, 2015 of $65.4 million, or $0.50 per share.

Normalized FFO was $37.3 million, or $0.29 per share. This compares to Normalized FFO for the quarter ended March 31, 2015 of $72.0 million, or $0.55 per share. The following items impacted Normalized FFO per share for the quarter ended March 31, 2016, compared to the corresponding 2015 period:

•	($0.29) per share of income from properties sold as part of the company’s previously announced repositioning plan;

•	($0.02) per share of same property cash NOI; and

•	$0.06 per share of interest expense savings

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Net income attributable to common shareholders was $39.4 million, or $0.31 per share, for the quarter ended March 31, 2016. This compares to net income attributable to common shareholders of $6.6 million, or $0.05 per share, for the quarter ended March 31, 2015.

The weighted average number of diluted common shares outstanding for the quarter ended March 31, 2016 was 127,521,856 shares, compared to 129,873,801 for the quarter ended March 31, 2015.

Same property results for the quarter ended March 31, 2016
The company’s same property portfolio consisted of 60 properties totaling 23.0 million square feet. There were two properties designated as held for sale at the end of the quarter. Operating results were as follows:

•	The same property portfolio was 91.4% leased as of March 31, 2016, compared to 92.2% as of December 31, 2015, and 90.7% as of March 31, 2015.

•	The company entered into leases for approximately 1,853,000 square feet, including renewal leases for approximately 1,569,000 square feet and new leases for approximately 284,000 square feet.

•	Same property cash NOI decreased 3.8% when compared to the same period in 2015.

•	Same property NOI increased 2.5% when compared to the same period in 2015.

•	Cash rental rates on new and renewal leases were 1.3% lower compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were 11.2% higher compared to prior GAAP rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from January 1, 2015 through March 31, 2016 and excludes properties owned during this period that are designated as held for sale.

Significant events during the quarter ended March 31, 2016

•	The company sold three properties totaling 857,000 square feet for a gross sales price of $122.6 million at a weighted average cap rate in the mid 3% range.

•	The company repurchased 983,789 of its common shares at an average price of $25.94 per share, for a total investment of $25.5 million.

•
The Board of Trustees authorized the repurchase of an additional $150 million of the company’s common shares. The company has $236.6 million available for future share repurchases, including this new $150 million authorization.

•	The company redeemed, at par, the $139.1 million outstanding 6.25% senior unsecured notes due August 2016.

•	The company purchased a $400 million interest rate cap with a LIBOR strike price of 2.50% through March 1, 2019.

Subsequent Events

•	The company called for redemption all $275 million of its outstanding 7.25% Series E Cumulative Redeemable Preferred Shares on May 15, 2016.

•	The company closed on the sale of 633 Ahua Street, a self-storage facility in Honolulu, HI, for a gross sale price of $29.0 million. This property was held for sale as of March 31, 2016.

•
The company closed on the sale of 1525 Locust Street, a 98,009 square foot boutique office property in Philadelphia, PA for a gross sale price of $17.7 million. This property was held for sale as of March 31, 2016.

•
The company entered into a contract to sell its leasehold interest in 111 River Street, a 566,215 square foot property in Hoboken, NJ, for a gross sales price of $235 million. Closing is subject to consents required under the ground lease and customary closing conditions. There is no certainty these conditions will be met or that this transaction will close.

Disposition Update
The company continues to pursue its previously announced plan to sell approximately $3.0 billion of assets, creating capacity for future opportunities. As part of this plan, the company has sold $2.2 billion of assets to date, at a weighted average cap rate of approximately 7%. The company currently has 27 properties, including 111 River Street, totaling approximately 9 million square feet in various stages of the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss first quarter results on Thursday, May 5, 2016, at 9:00 am CST. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2016 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. As of May 4, 2016, EQC’s portfolio comprised 60 properties and 23.0 million square feet.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale, consummating asset sales, identifying future investment opportunities, strengthening the balance sheet, improving property performance, and the redemption of the company’s Series E cumulative redeemable preferred shares. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31, 2016	December 31, 2015
ASSETS
Real estate properties:
Land	$372,714	$389,410
Buildings and improvements	3,399,909	3,497,942
	3,772,623	3,887,352
Accumulated depreciation	(880,678)	(898,939)
	2,891,945	2,988,413
Properties held for sale	20,347	—
Acquired real estate leases, net	83,121	88,760
Cash and cash equivalents	1,742,128	1,802,729
Restricted cash	36,190	32,245
Rents receivable, net of allowance for doubtful accounts of $4,193 and $7,715, respectively	176,740	174,676
Other assets, net	152,678	144,341
Total assets	$5,103,149	$5,231,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,312,148	1,450,606
Mortgage notes payable, net	245,691	246,510
Liabilities related to properties held for sale	169	—
Accounts payable and accrued expenses	120,888	123,587
Assumed real estate lease obligations, net	3,624	4,296
Rent collected in advance	23,588	27,340
Security deposits	9,670	10,338
Total liabilities	$1,715,778	$1,862,677

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000 (1)	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 125,502,748 and 126,349,914 shares issued and outstanding, respectively	1,255	1,263
Additional paid in capital	4,393,409	4,414,611
Cumulative net income	2,380,111	2,333,709
Cumulative other comprehensive loss	(3,014)	(3,687)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(657,176)	(650,195)
Total shareholders’ equity	$3,387,371	$3,368,487
Total liabilities and shareholders’ equity	$5,103,149	$5,231,164

(1)
On April 12, 2016, we sent notice for the redemption of our series E preferred shares. The 11,000,000 series E preferred shares will be redeemed at a price of $25.00 per share, plus any accrued and unpaid dividends, on May 15, 2016. The redemption payment will occur on May 16, 2016 (the first business day following the redemption date).

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenues
Rental income	$109,888	$167,972
Tenant reimbursements and other income	27,247	45,083
Total revenues	$137,135	$213,055

Expenses:
Operating expenses	$57,258	$97,871
Depreciation and amortization	36,251	62,699
General and administrative	13,312	16,558
Loss on asset impairment	—	1,904
Total expenses	$106,821	$179,032

Operating income	$30,314	$34,023

Interest and other income	1,967	3,448
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $983 and $29, respectively)	(22,347)	(29,842)
Loss on early extinguishment of debt	(118)	(428)
Foreign currency exchange loss	(5)	—
Gain on sale of properties	36,666	5,868
Income before income taxes	46,477	13,069
Income tax (expense) benefit	(75)	561
Net income	$46,402	$13,630
Preferred distributions	(6,981)	(6,981)
Net income attributable to Equity Commonwealth common shareholders	$39,421	$6,649

Weighted average common shares outstanding — basic (1)	125,840	129,696
Weighted average common shares outstanding — diluted (1)	127,522	129,874

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.31	$0.05
Diluted	$0.31	$0.05

(1)
As of March 31, 2016, we had granted RSUs to certain employees, officers, and the Chairman of the Board of Trustees.  The RSUs contain both service and market-based vesting components.  None of the RSUs have vested. If the market-based vesting component was measured as of March 31, 2016, and 2015, 1,754 and 254 common shares would be issued to the RSU holders, respectively. Using a weighted average basis, 1,682 and 178 common shares are reflected in diluted earnings per common share for the three months ended March 31, 2016 and 2015, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Calculation of FFO
Net income	$46,402	$13,630
Real estate depreciation and amortization	36,044	62,699
Loss on asset impairment	—	1,904
Gain on sale of properties	(36,666)	(5,868)
FFO attributable to Equity Commonwealth	45,780	72,365
Preferred distributions	(6,981)	(6,981)
FFO attributable to EQC Common Shareholders	$38,799	$65,384

Calculation of Normalized FFO
FFO attributable to EQC common shareholders	$38,799	$65,384
Recurring adjustments:
Lease value amortization	1,121	1,474
Straight line rent adjustments	(3,831)	181
Loss on early extinguishment of debt	118	428
Minimum cash rent from direct financing lease (1)	—	2,032
Interest earned from direct financing lease	—	(141)
Other items which affect comparability:
Shareholder litigation and transition related expenses (2)	1,102	3,472
Transition services fee	—	2,235
Gain on sale of securities	—	(3,080)
Foreign currency exchange loss	5	—
Normalized FFO attributable to EQC Common Shareholders	$37,314	$71,985

Weighted average common shares outstanding -- basic (3)	125,840	129,696
Weighted average common shares outstanding -- diluted (3)	127,522	129,874
FFO attributable to EQC common shareholders per share -- basic (3)	$0.31	$0.50
FFO attributable to EQC common shareholders per share -- diluted(3)	$0.30	$0.50
Normalized FFO attributable to EQC common shareholders per share -- basic (3)	$0.30	$0.56
Normalized FFO attributable to EQC common shareholders per share -- diluted (3)	$0.29	$0.55

(1)
Amounts relate to contractual cash payments (including management fees) from one tenant at Arizona Center. Arizona Center was sold during the fourth quarter of 2015. Our calculation of Normalized FFO reflects the cash payments received from this tenant. The terms of this tenant's lease required us to classify the lease as a direct financing (or capital) lease. As such, the revenue recognized on a GAAP basis within our condensed consolidated statements of operations was $141 for the three months ended March 31, 2015.

(2)
Shareholder litigation and transition related expenses within general and administrative for the three months ended March 31, 2016 includes $1.1 million for the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex since February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. Approximately $16.7 million was reimbursed to Related/Corvex during 2014, and on August 4, 2015, we reimbursed $8.4 million to Related/Corvex under the terms of the shareholder-approved agreement. An additional $8.4 million will be reimbursed only if the average closing price of our common shares is at least $26.00 (as adjusted for any share splits or share dividends) from August 1, 2015 through July 31, 2016. As of March 31, 2016, the fair value of this liability is $8.3 million. No shareholder litigation related expenses were incurred during 2016.

(3)
As of March 31, 2016, we had granted RSUs to certain employees, officers, and the Chairman of the Board of Trustees.  The RSUs contain both service and market-based vesting components.  None of the RSUs have vested. If the market-based vesting component was measured as of March 31, 2016, and 2015, 1,754 and 254 common shares would be issued to the RSU holders, respectively. Using a weighted average basis, 1,682 and 178 common shares are reflected in diluted FFO per common share, and diluted Normalized FFO per common share for the three months ended March 31, 2016 and 2015, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	March 31,
	2016	2015
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$109,888	$167,972
Tenant reimbursements and other income	27,247	45,083
Operating expenses	(57,258)	(97,871)
NOI	$79,877	$115,184
Straight line rent adjustments	(3,831)	181
Lease value amortization	1,121	1,474
Lease termination fees	(311)	(1,949)
Cash Basis NOI	$76,856	$114,890
Cash Basis NOI from non-same properties (1)	(2,769)	(37,871)
Same Property Cash Basis NOI	$74,087	$77,019
Non-cash rental and termination income from same properties	2,998	(1,805)
Same Property NOI	$77,085	$75,214

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$77,085	$75,214
Non-cash rental and termination income from same properties	(2,998)	1,805
Same Property Cash Basis NOI	$74,087	$77,019
Cash Basis NOI from non-same properties (1)	2,769	37,871
Cash Basis NOI	$76,856	$114,890
Straight line rent adjustments	3,831	(181)
Lease value amortization	(1,121)	(1,474)
Lease termination fees	311	1,949
NOI	$79,877	$115,184
Depreciation and amortization	(36,251)	(62,699)
General and administrative	(13,312)	(16,558)
Loss on asset impairment	—	(1,904)
Operating Income	$30,314	$34,023

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale.

NOI is total revenues minus operating expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2015 through March 31, 2016. Properties classified as held for sale within our condensed consolidated balance sheets are excluded.

We consider these measures to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.